LML Reports Results for the Second Quarter of Fiscal 2007

Increased Revenue of 41%

VANCOUVER, BC -- 11/08/2006 -- LML PAYMENT SYSTEMS INC. (the "Corporation") (NASDAQ: LMLP) reports results for its second quarter ended September 30, 2006.

Total revenue was approximately $1.7 million for the second quarter ended September 30, 2006, compared to approximately $1.2 million for the second quarter ended September 30, 2005, an increase of approximately 41.2%.

Cost of operations for the second quarter was approximately $1.2 million compared to approximately $1.1 million for the second quarter ended September 30, 2005, an increase of approximately 9.1%. Sales, general and administrative expenses for the second quarter were approximately $881,000, compared to approximately $1.7 million for the second quarter ended September 30, 2005, a decrease of approximately 48.2%.

There was a net loss of approximately ($419,000) or approximately ($0.02) per share for the quarter compared to a net loss of approximately ($2.0 million) or approximately ($0.10) per share for the quarter ended September 30, 2005.

Total revenue was approximately $3.4 million for the six months ended September 30, 2006, compared to approximately $2.7 million for the six months ended September 30, 2005, an increase of approximately 25.9%.

Cost of operations for the six months ended September 30, 2006 was approximately $2.5 million compared to approximately $2.3 million for the six months ended September 30, 2005, an increase of approximately 8.7%. Sales, general and administrative expenses were approximately $1.6 million for the six months ended September 30, 2006 compared to approximately $2.9 million for the six months ended September 30, 2005, a decrease of approximately 44.8%.

There was a net loss of approximately ($235,000) or approximately ($0.01) per share for the six months ended September 30, 2006 compared to a net loss of approximately ($3.0 million) or approximately ($0.15) per share for the six months ended September 30, 2005.

Conference Call

Management will host a conference call today at 2:00pm Pacific Time (5:00pm Eastern Time) to discuss these results. To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator's instruction. If you are calling from the United States or Canada, please dial 888-850-5066. International callers please dial 206-315-8587. Please enter Participant Conference Entry Code 96540 (followed by the # key) when prompted.

If you are unable to join the call, a telephone replay will be available through November 22, 2006 by dialing 800-207-7077 from within the U.S. or Canada, or 314-255-1301 if calling internationally. Please reference PIN number 4989 when prompted.

About LML Payment Systems Inc. (www.lmlpayment.com)

The Corporation, through its subsidiary LML Payment Systems Corp., is a financial payment processor providing check processing solutions including electronic check authorization, electronic check conversion (ECC) and primary and secondary check collection including electronic check re-presentment (RCK) to national, regional and local retailers. We also provide selective routing of debit, credit and EBT transactions to third party processors and banks for authorization and settlement. The Corporation's intellectual property estate, owned by subsidiary LML Patent Corp, includes U.S. Patent No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Statements contained in this news release which are not historical facts are forward-looking statements, subject to uncertainties and risks. For a discussion of the risks associated with the Corporation's business, please see the documents filed by the Corporation with the SEC.

                             LML PAYMENT SYSTEMS INC.

                           CONSOLIDATED BALANCE SHEETS
                    (In U.S. Dollars, except as noted below)
                                   (Unaudited)

                                               September 30,     March 31,
                                                        2006          2006
                                                           $             $
                                                 -----------   -----------

             ASSETS
Current Assets
Cash and cash equivalents                         11,066,437     3,691,632
Restricted cash                                      250,000       250,000
Accounts receivable, less allowances of $46,886
 and $46,145, respectively                           498,416       436,475
Prepaid expenses                                     342,779       374,887
                                                 -----------   -----------
Total Current Assets                              12,157,632     4,752,994
                                                 -----------   -----------

Capital Assets, net                                  156,438       201,036

Patents, net                                       1,013,355     1,093,392

Other Assets                                         263,590        30,102

                                                 -----------   -----------
TOTAL ASSETS                                      13,591,015     6,077,524
                                                 ===========   ===========

              LIABILITIES
Current Liabilities
Accounts payable                                     618,757     1,104,034
Accrued liabilities                                  164,991       165,083
Accrued compensation                                 185,660       173,444
Current portion of long-term debt                      2,460        22,458
Current portion of deferred revenue                1,503,717       260,121
                                                 -----------   -----------
Total Current Liabilities                          2,475,585     1,725,140
                                                 -----------   -----------

Long-term debt                                         4,654             -

Deferred revenue                                   6,492,653        10,985

                                                 -----------   -----------
Total Liabilities                                  8,972,892     1,736,125
                                                 -----------   -----------

Commitments and contingencies

                SHAREHOLDERS' EQUITY
Capital Stock
Class A, preferred stock, $1.00 CDN par value,
 150,000,000 shares authorized, issuable in
 series, none issued or outstanding
                                                           -             -
Class B, preferred stock, $1.00 CDN par value,
 150,000,000 shares authorized, issuable in
 series, none issued or outstanding
                                                           -             -
Common shares, no par value, 100,000,000 shares
 authorized, 20,207,094 and 20,194,094 shares
 issued and outstanding, respectively             32,774,368    32,710,018

Contributed surplus                                2,991,817     2,544,312
Deficit                                          (31,148,062)  (30,912,931)
                                                 -----------   -----------
Total Shareholders' Equity                         4,618,123     4,341,399
                                                 -----------   -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        13,591,015     6,077,524
                                                 ===========   ===========

                             LML PAYMENT SYSTEMS INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                       (In U.S. Dollars, except share data)
                                   (Unaudited)

                           Three Months Ended         Six Months Ended
                              September 30,             September 30,
                               2006         2005         2006         2005
                                  $            $            $            $
                        -----------  -----------  -----------  -----------

REVENUE                   1,650,673    1,158,488    3,446,221    2,718,040

COSTS AND EXPENSES
Cost of operations        1,219,476    1,114,829    2,484,542    2,250,125
  Cost of operations      1,219,476    1,114,829    2,484,542    2,250,125
  Sales, general and
   administrative
   expenses (includes
   stock-based
   compensation expense
   of $301,664 for three
   months ended September
   30, 2006 (three months
   ended September 30,
   2005 - $504,625) and
   $425,859 for six
   months ended September
   30, 2006 (six months
   ended September 30,
   2005 - $661,494))        880,581    1,695,576    1,609,558    2,906,174
  Amortization and
   depreciation              79,319      110,413      159,131      436,078

LOSS BEFORE OTHER
 (EXPENSES) INCOME AND  -----------  -----------  -----------  -----------
 INCOME TAXES              (528,703)  (1,762,330)    (807,010)  (2,874,337)

  Other (expenses)
   income, net               (3,235)    (228,990)     381,084     (228,584)
  Interest income, net      117,085       36,521      220,841       73,986

                        -----------  -----------  -----------  -----------
LOSS BEFORE INCOME
 TAXES                     (414,853)  (1,954,799)    (205,085)  (3,028,935)

  Income taxes                4,200        9,623       30,046       13,823
                        -----------  -----------  -----------  -----------

NET LOSS                   (419,053)  (1,964,422)    (235,131)  (3,042,758)

DEFICIT, beginning of
 period                 (30,729,009) (27,344,174) (30,912,931) (26,265,838)
                        -----------  -----------  -----------  -----------

DEFICIT, end of period  (31,148,062) (29,308,596) (31,148,062) (29,308,596)
                        ===========  ===========  ===========  ===========

LOSS PER SHARE, basic
 and diluted                  (0.02)       (0.10)       (0.01)       (0.15)
                        ===========  ===========  ===========  ===========

WEIGHTED AVERAGE SHARES
 OUTSTANDING
  Basic                  20,207,094   20,146,464   20,205,733   20,146,031
  Diluted                20,207,094   20,146,464   20,205,733   20,146,031

                             LML PAYMENT SYSTEMS INC.

                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In U.S. Dollars)
                                   (Unaudited)

                           Three Months Ended         Six Months Ended
                              September 30,             September 30,
                        ------------------------  ------------------------
                            2006         2005         2006         2005
                        -----------  -----------  -----------  -----------

Operating Activities:
  Net Loss                 (419,053)  (1,964,422)    (235,131)  (3,042,758)
  Adjustments to
   reconcile net loss to
   net cash (used in)
   provided by
   operating activities
     Provision for losses on
      accounts receivable         -       14,989       24,464       14,989
     Amortization and
      depreciation           79,319      110,413      159,131      436,078
     Stock-based
      compensation          301,664      504,625      425,859      661,494
     Stock-based
      compensation – future
      income taxes                -        5,423       21,646        5,423

Changes in operating
 assets and liabilities
  Accounts receivable      (144,287)     119,837      (86,405)      22,569
  Prepaid expenses           15,191       31,246       32,108      192,370
  Other assets                    -       10,952            -       10,952
  Accounts payable and
   accrued liabilities      (21,147)     323,776     (473,153)     585,707
  Deferred revenue         (290,617)      40,279    7,725,264         (996)
                        -----------  -----------  -----------  -----------
Net cash (used in)
 provided by operating
 activities                (478,930)    (802,882)   7,593,783   (1,114,172)
                        -----------  -----------  -----------  -----------

Investing Activities:
  Other assets             (133,488)           -     (233,488)           -
  Capital asset
   expenditures             (18,417)     (56,142)     (25,464)     (73,827)
  Patents                      (487)           -       (1,252)        (211)
                        -----------  -----------  -----------  -----------
Net cash (used in)
 investing activities      (152,392)     (56,142)    (260,204)     (74,038)
                        -----------  -----------  -----------  -----------

Financing Activities:
  Payments on capital
   leases                   (11,114)      (9,670)     (20,351)     (19,035)
  Payments on long-term
   borrowing                      -       (2,533)      (2,773)      (5,095)
  Proceeds from exercise
   of stock options               -       42,325       64,350       42,325
                        -----------  -----------  -----------  -----------
Net cash (used in)
 provided by financing
 activities                 (11,114)      30,122       41,226       18,195
                        -----------  -----------  -----------  -----------

(DECREASE) INCREASE IN
 CASH AND CASH
 EQUIVALENTS               (642,436)    (828,902)   7,374,805   (1,170,015)

Cash and cash
 equivalents, beginning
 of period               11,708,873    5,720,708    3,691,632    6,061,821
                        -----------  -----------  -----------  -----------

Cash and cash
 equivalents, end of
 period                  11,066,437    4,891,806   11,066,437    4,891,806
                        ===========  ===========  ===========  ===========

CONTACTS:

Patrick H. Gaines
President and CEO
(604) 689-4440

Investor Relations
(800) 888-2260